UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office, including zip code)

(507) 437-5611

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 3, 2021, Hormel Foods Corporation (the “Company”) issued $950,000,000 aggregate principal amount of its 0.650% Notes due 2024 (the “2024 Notes”), $750,000,000 aggregate principal amount of its 1.700% Notes due 2028 (the “2028 Notes”) and $600,000,000 aggregate principal amount of its 3.050% Notes due 2051 (the “2051 Notes” and together with the 2024 Notes and the 2028 Notes, the “Notes”). The Notes were issued and sold pursuant to the previously disclosed Underwriting Agreement entered into on May 25, 2021 by the Company and the several underwriters party thereto (the “Underwriting Agreement”).

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-237980) (the “Registration Statement”) and the related Prospectus dated May 4, 2020 (the “Prospectus”) and Prospectus Supplement dated May 25, 2021 (the “Prospectus Supplement”).

The Notes were issued pursuant to the Indenture, dated as of April 1, 2011 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Interest on the 2024 Notes will accrue at a rate of 0.650% per annum, interest on the 2028 Notes will accrue at a rate of 1.700% per annum and interest on the 2051 Notes will accrue at a rate of 3.050% per annum. The interest on the Notes will be payable semi-annually in arrears on each June 3 and December 3, commencing December 3, 2021. The 2024 Notes will mature on June 3, 2024, the 2028 Notes will mature on June 3, 2028 and the 2051 Notes will mature on June 3, 2051. The Notes are direct unsecured obligations of the Company and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Company may redeem the Notes, in whole at any time or in part from time to time, at its option. If the Company redeems the Notes before the “applicable par call date,” as such term is defined below, the redemption price will equal the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Prospectus Supplement) plus 7.5 basis points, in the case of the 2024 Notes, 10 basis points, in the case of the 2028 Notes, or 15 basis points, in the case of the 2051 Notes, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption. If the Company redeems the Notes on or after the applicable par call date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption. “Applicable par call date” means, in the case of the 2024 Notes, June 3, 2022, in the case of the 2028 Notes, April 3, 2028, or, in the case of the 2051 Notes, December 3, 2050.

As further described in the Notes, the Company will be required to redeem all of the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase if the previously disclosed agreement to acquire the Planters® snack nut portfolio is terminated or the transactions contemplated thereby are not timely completed.

If a Change of Control Triggering Event (as defined in the Notes) occurs, unless the Company has exercised its option to redeem the Notes, the Company will be required to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company to, among other things, incur debt for borrowed money secured by certain liens and engage in certain sale and leaseback transactions. These covenants are subject to important exceptions and qualifications set forth in the Indenture and described in the Prospectus and Prospectus Supplement.

The Indenture contains customary terms, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.

The following documents relating to the Notes are filed herewith as exhibits and incorporated by reference into this Form 8-K and the Registration Statement: (i) the form of the 2024 Notes; (ii) the form of the 2028 Notes; (iii) the form of the 2051 Notes; and (iv) the opinion of Faegre Drinker Biddle & Reath LLP. The foregoing summary of the Notes is qualified in its entirety by reference to the form of the Notes attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
4.1	Form of 0.650% Notes due 2024
4.2	Form of 1.700% Notes due 2028
4.3	Form of 3.050% Notes due 2051
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)
101.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: June 3, 2021	By	/s/ JAMES N. SHEEHAN
JAMES N. SHEEHAN
Executive Vice President and
Chief Financial Officer